Exhibit 99.h(2)(i)

SMITH BARNEY INC.

MUTUAL FUND DEALER AGREEMENT

To the Undersigned Distributor:

Ladies and Gentlemen:

We understand that you are principal distributor of shares of certain mutual funds (“Funds”) registered with the Securities and Exchange Commission under the Investment Company Act of 1940 (“1940 Act”). You desire that Smith Barney Inc. (“Smith Barney”) act as a dealer with respect to the sale of Shares to its customers. In consideration of the mutual covenants stated below, you and Smith Barney agree as follows:

1.                                      Purchase of Shares at Public Offering Price. Smith Barney will use such efforts to sell Shares as it in its sole discretion determines, and will not be required to sell any specified or minimum number of Shares of any Fund. Sales of Shares through Smith Barney will be at the public offering price of such Shares (the net asset value of the Shares plus any applicable sales charge), as determined in accordance with the then effective prospectus(es) and statement(s) of additional information used in connection with the offer and sale of the Shares (collectively, the “Prospectus”). The public offering price will reflect scheduled variations in or the elimination of sales charges on sales of Shares either generally to the public or in connection with special purchase plans, as described in the Prospectus. Smith Barney agrees to apply any scheduled variation in or waivers of sales charges uniformly to all customers meeting the qualifications therefor as specified in the Prospectus.

2.                                      Rights of Accumulation and Letters of Intent. With respect to Funds sold with an initial sales charge, Smith Barney’s Customers will be entitled to reduced sales charges on purchases made under any letter of intent or right of accumulation described in the Prospectus. In such case, the concession from the public offering price retained by Smith Barney will be based upon such reduced sales charge; however, if a Smith Barney Customer fails to fulfill a letter of intent, thereafter you will pay Smith Barney the amount required to reflect the appropriate concession based on the actual purchases made by the customer. When placing wire trades, Smith Barney agrees to advise you of any letter of intent executed by its customer or any available right of accumulation.

3.                                      Exchanges and Redemptions. Exchanges of Shares between Funds and redemptions of Shares by a Fund or repurchases of Shares by you will be effected in the manner and upon the terms described in the Prospectus. Exchanges will be subject to such restrictions and charges as are provided for in the Prospectus. Redemptions and repurchases will be subject to any applicable contingent deferred sales charges, redemption fees or other charges as are provided for in the Prospectus. Any order placed by Smith Barney for the repurchase or redemption of Shares is subject to the timely receipt by you or the pertinent Fund’s transfer agent of all required documents in good order.

4.                                      Handling and Receipt of Orders. The handling and settlement of purchase, exchange and redemption orders will be subject to the provisions of the Prospectus and such further procedures you and Smith Barney determine to be appropriate from time-to-time, consistent with this Agreement. Orders which Smith Barney receives prior to the close of business as defined in the Prospectus and placed with you within the time frame set forth in or consistent with the Prospectus shall be executed at the public offering price next computed after they are received by Smith Barney. You will provide such assistance to Smith Barney in processing orders as Smith Barney reasonably requests. Smith Barney will be responsible for the accuracy, timeliness and completeness of purchase, redemption or exchange orders it transmits to you by wire or telephone. All orders shall be subject to your confirmation.

5.                                      Shareholder Servicing. If you and Smith Barney agree, on an ongoing basis Smith Barney will provide shareholder servicing to its customers who maintain investments in Shares. In so doing, Smith Barney and its employees and representatives may provide the following services, among others: answer customer inquiries regarding the Funds and customer investments therein; assist customers in changing dividend options; answer questions about special investment and withdrawal plans, and assist customers in enrolling in such plans; distribute reports and materials relating to the Funds to customers; assist in the establishment and maintenance of accurate customer accounts and records, including assisting in processing changes in addresses and other customer information; and assist in processing purchase, exchange and redemption orders.

6.                                      Compensation and Expenses

A.           With respect to Shares which are sold with an initial sales charge, Smith Barney will retain such concessions from the public offering price as are specified in the Prospectus. With respect to Shares which are not sold with an initial sales charge, you will pay commissions to Smith Barney at such rates as you and Smith Barney may determine from time-to-time, consistent with this Agreement. Consistent with the Prospectus and applicable law and regulation, from time-to-time you and Smith Barney may determine that

Smith Barney will retain the full amount of initial sales charges and/or that you will pay Smith Barney additional compensation in connection with Smith Barney’s sales of shares.

B.             If Smith Barney provides shareholder services pursuant to Paragraph 5 of this Agreement, you will pay Smith Barney ongoing service fees at such rates as you and Smith Barney may determine from time-to-time. Such payments shall be consistent with applicable law and regulation and this Agreement. Your obligation to make payments to Smith Barney under this Subparagraph 6B shall survive any termination of this Agreement, and shall continue so long as Smith Barney provides shareholder services described in Paragraph 5 of this Agreement to its customers who hold Shares.

C.             You will pay Smith Barney ongoing trail commission compensation with respect to holdings by Smith Barney of Shares of Funds with respect to which you pay such compensation generally to dealers, at such rates as you and Smith Barney may determine from time-to-time. Payments under this Subparagraph 6C may be in addition to the payment of service fees as described in Subparagraph 6B of this Agreement, and are subject to applicable law and regulation and this Agreement. Your obligation to make payments to Smith Barney under this Subparagraph 6C shall survive any termination of this Agreement, and shall continue so long as Smith Barney’s customers maintain their investments in Shares.

D.            With respect to expenses not specifically addressed elsewhere in this Agreement, each party hereto will be responsible for the expenses it incurs in acting hereunder. Consistent with the Prospectus and applicable law and regulation, from time-to-time you and Smith Barney may determine that you will pay or reimburse Smith Barney for expenses it incurs in connection with selling Shares.

7.                                      State Registration of Fund Shares. You agree to advise Smith Barney in writing on a continuous and current basis of the identity of those states and jurisdictions in which the Shares are registered or qualified for sale to the public.

8.                                      NASD Regulation. Each party to this Agreement represents that it is a member of the National Association of Securities Dealers, Inc. (“NASD”) and each party agrees to notify the other should it cease to be such a member. With respect to the sale of Shares hereunder, you and Smith Barney agree to abide by the Rules of the Fair Practice of the NASD, including but not limited to the following:

A.           Smith Barney shall not withhold placing customers orders for Shares so as to profit itself as a result of such withholding. Smith Barney shall not purchase any Shares from you other than for its own investment or to cover purchase orders already received by it from its customers.

B.             If any Shares purchased by Smith Barney are repurchased by the Fund which issued such Shares or by you for the account of that Fund, or are tendered for redemption, within seven (7) business days after confirmation by you of the original purchase order for such Shares, no compensation as set forth in Paragraph 6 above will be payable to Smith Barney with respect to such Shares, and Smith Barney will refund to you the full amount of any such compensation paid or allowed to it on the original sale. You agree to notify Smith Barney in writing of any such repurchase or redemption within ten (10) business days of the date on which the redemption is requested or Share certificates are tendered to you, the pertinent Fund or its transfer agent. Termination or cancellation of this Agreement will not relieve the parties from the requirements of this subparagraph.

C.             Neither party to this Agreement will, as principal, purchase any Shares from a customer at a price lower than the net asset value next determined by or for the Fund that issued such Shares. Nothing in this subparagraph shall prevent Smith Barney from selling Shares for a customer to you or to the Fund which issued such Shares at the net asset value then quoted by or for such Fund (less any applicable contingent deferred sales charge or other charges) and charging a fair commission or service fee for handling the transaction.

9.                                      Suspension or Withdrawal of Offering. You reserve the right to suspend sales of Shares of any Fund or withdraw any offering of Shares entirely.

10.                                Provision of Materials. At your expense, you will furnish Smith Barney with current prospectuses and statements of additional information of the Funds (including any supplements thereto), periodic reports to Fund shareholders and marketing and other materials you have prepared relating to the Funds in such quantities as Smith Barney reasonably requests.

11.                                Representations by Smith Barney Concerning the Funds. Smith Barney and its agents and employees are not authorized to make any representations concerning the Funds or their Shares except those contained in or consistent with the Prospectus and such other written materials you provide relating to the Funds or other statements or representations, written or oral, which you furnish or make to Smith Barney about the Funds.

12.                                Prospectus Delivery. Smith Barney will provide each of its customers purchasing Shares with the pertinent prospectus(es) prior to or at the time of purchase. Smith Barney will provide any customer who so requests with the pertinent statement(s) of additional information.

13.                                Liability and Indemnification

A.           You agree to be liable for, to hold Smith Barney, its officers, directors and employees harmless from and to indemnify each of them for any losses and costs arising from: (i) any of your actions, and the actions of your employees and affiliates, relating to the sale of Fund shares, including but not limited to any statements or representations contained in any sales or other material relating to the Funds you or your affiliates provide to Smith Barney or any other statements or representations, written or oral, concerning the Funds that you, your employees and your affiliates make to Smith Barney; (ii) any failure of any Fund or its Shares to be properly registered and available for sale under any applicable federal law and regulation or the laws and regulations of any state, any U.S. territory or the District of Columbia when you have represented to Smith Barney that the Fund and its Shares are so registered and qualified; and (iii) any of your actions, or the actions of your affiliates, relating to the processing of purchase, exchange and redemption orders and the servicing of shareholder accounts.

B.             Smith Barney agrees to be liable for, to hold you, your officers, directors and employees harmless from and to indemnify them from any losses and costs arising from: (i) any statements or representations that Smith Barney or its employees make concerning the Funds that are inconsistent with either the pertinent Funds’ current prospectus and statement of additional information or any other material you have provided or any other statements or representations, written or oral, you have made to Smith Barney relating to the Funds; (ii) any sale of Shares of a Fund where the Fund or its Shares were not properly registered or qualified for sale in any state, any U.S. territory or the District of Columbia, when you have indicated to Smith Barney that the Fund and its Shares were not properly registered and qualified; and (iii) any of Smith Barney’s actions relating to the processing of purchase, exchange and redemption orders and the servicing of shareholder accounts.

C.             The provisions of this Paragraph 13 shall survive the termination of this Agreement.

14.                                Arbitration. If a dispute arises between you and Smith Barney with respect to this Agreement which the parties are unable to resolve themselves, it shall be settled by arbitration in accordance with the then-existing NASD Code of Arbitration Procedure (“NASD Code”). The parties agree, that to the extent permitted by the NASD Code, the arbitrator(s) shall be selected from the securities industry.

15.                                Miscellaneous. This Agreement shall be governed by the laws of New York State. This Agreement may be amended only upon the written agreement of both parties hereto, and may be terminated by either party on ten days’ written notice to the other. If your payments to Smith Barney under Subparagraphs 6B and/or 6C hereunder in whole or in part are financed by a Fund, in the event of any termination of any such financing by a Fund’s board of directors or trustees or shareholders, you and Smith Barney agree to negotiate in good faith with respect to whether and to what extent you will continue to make payments from your own resources to Smith Barney as required by Subparagraphs 6B and 6C hereunder. This Agreement and The Distribution and Service Agreement attached hereto constitute the entire agreement between you and Smith Barney and supersedes all prior oral or written agreements between you and Smith Barney and its predecessors relating to the sale of Shares.

Sincerely,

SMITH BARNEY INC.

By:	/s/ Steve Roussin SVP

Dated:	5-7-96

AGREED AND ACCEPTED:

COMPASS DISTRIBUTORS, INC.

By:	/s/ Lisa M. Buono

Dated:	5/22/96

BlackRock Investments, Inc.
40 East 52nd Street
New York, NY 10022

,2009

Citigroup Global Markets, Inc.
482 Lexington Avenue, 12th Floor
New York, NY 10017

Ladies and Gentlemen:

Reference is hereby made to the Mutual Fund Dealer Agreement (the “Dealer Agreement”), dated as of May 1996 between you, Citigroup Global Markets, Inc. (“CGM”) (formerly known as Smith Barney Inc.) and Compass Distributors, Inc., a predecessor distributor to BlackRock Investments, Inc. (“BII”) which provides that you, subject to its terms, will act as a dealer for the sale of shares of certain BlackRock open-end investment companies to your customers. The terms of the Dealer Agreement currently do not clearly apply to the sale of shares of BlackRock closed-end investment companies to your customers. The purpose of this letter agreement is to amend the Dealer Agreement so that it also applies to the sale of shares of certain BlackRock closed-end investment companies by you to your customers.

In accordance with the foregoing, this letter agreement hereby amends, modifies and supplements the Dealer Agreement in the manner set forth below:

1)              Certain Terms Used in the Dealer Agreement.

a)              The term “Funds” defined the first sentence of the introductory paragraph of the Dealer Agreement is hereby amended by deleting the words “mutual funds” and by inserting the words “closed-end investment companies and open-end investment companies” in their place.

b)             The term “redemption” as used throughout the Dealer Agreement shall be construed to include tender offers, periodic repurchase offers or other purchase offers made by closed-end investment companies, as applicable.

c)              The defined term “NASD” as used throughout the Dealer Agreement shall be construed to include its successor, the Financial Industry Regulatory Authority and any subsequent successor agency.

2)              Substitution and Assignment of Parties.

a)              The parties agree that BII has assumed all of Compass Distributor’s rights, obligations and duties under the terms of the Dealer Agreement.

3)              Additional Items Specific to Closed-End Investment Companies.

i)                 The following shall be added as Section 16 to the Dealer Agreement:

Repurchase of Closed-End Investment Company Shares. CGM expressly acknowledges and understands that Shares of any closed-end Fund will not be repurchased by either the respective closed-end Fund (other than through repurchase offers, tender offers or open-market purchases initiated by the respective closed-end Fund from time to time, if any) or BII, and that unless listed on a stock exchange no secondary market for the Shares of any such closed-end Fund exists currently or is expected to develop. CGM also expressly acknowledges and agrees that, in the event CGM’s customer cancels their order for such Shares after confirmation, such Shares may not be repurchased, remarketed or otherwise disposed of by or through BII. Any representation as to a repurchase offer or a tender offer by a closed-end Fund, other than that which is set forth in its then current Prospectus or the repurchase offer notice, is expressly prohibited.

ii)             The following shall be added as Section 17 to the Dealer Agreement:

Repurchase Offer Notice. In connection with any tender offer or repurchase offer for Shares of closed-end Funds, CGM agrees, at the relevant Fund’s expense, to deliver or cause to be delivered to each person to whom any such offer is made, a copy of the repurchase offer notice provided by the respective Fund.

Except as specifically set forth above, this letter agreement shall in no way amend or otherwise alter the other provisions of the Dealer Agreement, which shall continue to remain in full force and effect in accordance with their terms. The validity, interpretation, construction and performance of this letter agreement shall be governed by the laws of the State of New York. This letter agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement.

Please confirm your acknowledgment of, and consent to, the terms of this letter agreement and the amendment of the Dealer Agreement as described above by signing and returning a copy of this letter to the undersigned.

Sincerely,

BlackRock Investments, Inc.

By:
Name:
Title:

Citigroup Global Markets, Inc.
Agreed to and accepted:

Date:

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BlackRock Investments, Inc.

40 East 52nd Street

New York, NY 10022

February       , 2009

Citigroup Global Markets, Inc.

482 Lexington Avenue, 12th Floor

New York, NY 10017

Ladies and Gentlemen:

Reference is hereby made to the Mutual Fund Dealer Agreement, dated as of May 1996 between you, Citigroup Global Markets, Inc. (“CGM”) (formerly known as Smith Barney Inc.) and Compass Distributors, Inc., a predecessor distributor to BlackRock Investments, Inc. (“BII”) which provides that you, subject to its terms, will act as a dealer for the sale of shares of certain BlackRock open-end investment companies to your customers, and to the amendment to the Mutual Fund Dealer Agreement, dated as of February 2009 (the “Amended Dealer Agreement”), which amended the Mutual Fund Dealer Agreement to provide that you will act as a dealer for the sale of shares of certain BlackRock closed-end investment companies to your customers.  The purpose of this letter agreement is to further amend the Amended Dealer Agreement to comply with the Financial Industry Regulatory Authority (“FINRA”) Rule 5110 .

In accordance with the foregoing, this letter agreement hereby amends, modifies and supplements the Dealer Agreement in the manner set forth below:

1)     Additional Items Specific to Closed-End Investment Companies.

i)      The following shall be added as Section 6.E. to the Amended Dealer Agreement:

Compliance with FINRA Rule 5110.  Notwithstanding anything to the contrary contained in this Agreement, BII’s obligation to make payments to CGM pursuant to Section 6.B. and 6.C. of this Agreement shall not survive the termination of this Agreement to the extent such payments relate to closed-end investment companies and are prohibited by FINRA Rule 5110.

Except as specifically set forth above, this letter agreement shall in no way amend or otherwise alter the other provisions of the Amended Dealer Agreement, which shall continue to remain in full force and effect in accordance with their terms.  The validity, interpretation, construction and performance of this letter agreement shall be governed by the laws of the State of New York.  This letter agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement.

Please confirm your acknowledgment of, and consent to, the terms of this letter agreement and the amendment of the Amended Dealer Agreement as described above by signing and returning a copy of this letter to the undersigned.

Sincerely,

BlackRock Investments, Inc.

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By:
Name:
Title:

Citigroup Global Markets, Inc.
Agreed to and accepted:

Date:

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